Exhibit (h)(26)

Schedule VII.A

As of April 24, 2026 this Schedule VII.A forms a part of Annex VII to the Master Repurchase Agreement dated as of January 1, 2008, as amended (the “Agreement”), between State Street Bank and Trust Company (“State Street”) and each investment company identified on Schedule VII.A to the Agreement (as such schedule may be amended from time to time), acting on behalf of its respective series or portfolios, or in the case of those investment companies for which no separate series or portfolios are identified on such Schedule VII.A, acting for and on behalf of itself. Capitalized terms used but not defined in this Schedule VII.A shall have the meaning ascribed to them in Annex VII.

This Schedule VII.A is effective as of April 24, 2026 and shall supersede any previous version of Schedule VII.A executed by the parties hereto in relation to the Agreement and shall form part of Annex VII to the Agreement as a new Schedule VII.A.

Each Fund represents and warrants, which representation and warranty shall be deemed to be repeated on each day any Transaction is outstanding, that the legal entity identifier (“LEI”) listed below (or as updated pursuant to this paragraph) is its true and correct LEI. Each Fund further covenants that it will notify State Street promptly in the event that the LEI below ceases to be its current LEI, and will provide its new LEI to State Street promptly so that State Street will have the Fund’s current LEI at all times.

Each Fund acknowledges and agrees that (1) State Street may provide its LEI to the Fixed Income Clearing Corporation (“FICC”), (2) State Street may be required to indemnify FICC to the extent that State Street fails to have the Fund’s current LEI on file with FICC, and (3) to the extent the Fund fails to keep its LEI on file with State Street current at all times, the Fund shall reimburse State Street for any loss or expense that State Street incurs in connection with such indemnification of FICC (which obligation to reimburse State Street shall constitute an “Obligation” under the Reimbursement and Security Agreement between State Street and the Fund).

The Agreement was entered into by or on behalf of the following Funds, and unless otherwise indicated by the appropriate Fund in connection with a Transaction, State Street is designated to receive transfers of Purchased Securities on behalf of such Funds for credit to the appropriate Fund’s custodial account. The deposit account(s) associated with such Funds for purposes of transferring or receiving cash in connection with Transactions under the Agreement are identified below.

This Schedule VII.A may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties hereto consent to the use of electronic or digital technology for the execution of this Schedule VII.A, and that delivery of the executed Schedule VII.A or counterpart of the Schedule VII.A by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed Schedule VII.A or counterpart or the Schedule VII.A.

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MassMutual Select Funds
MassMutual Blue Chip Growth Fund	Series of a MA business trust	MA			549300BPPFERTZCUPZ87

MassMutual Diversified Value Fund	Series of a MA business trust	MA			549300U0DJIT6OQPYF70
MassMutual Mid Cap Growth Fund	Series of a MA business trust	MA			549300LPDVDBGPODUD56

MassMutual Overseas Fund	Series of a MA business trust	MA			RFO5LMPC4ZPVN8YRTC66

MassMutual Small Cap Growth Equity Fund	Series of a MA business trust	MA			9T0957ZK0MF24NE45C35

MM S&P 500® Index Fund	Series of a MA business trust	MA			549300NGQN254H8OC594

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MassMutual Premier Funds
MassMutual Global Fund	Series of a MA business trust	MA			DFX2KARY28LJDTQQ7D06
MassMutual Small Cap Opportunities Fund	Series of a MA business trust	MA			549300I3W2SOGFY4T343
MML Barings Core Bond Fund	Series of a MA business trust	MA			70SJ1002V7C8MQRNZW38

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MML Barings Diversified Bond Fund	Series of a MA business trust	MA			K54W1APUVXN0HB558035
MML Barings High Yield Fund	Series of a MA business trust	MA			AQDRLVGKF0IT8SWIC757
MML Barings Inflation-Protected and Income Fund	Series of a MA business trust	MA			JQG9N9TODI6PZUOH8555
MML Barings Short-Duration Bond Fund	Series of a MA business trust	MA			NNLE6FS63R3BZM6U5B10

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MassMutual Advantage Funds
MML Barings Global Floating Rate Fund	Series of a MA business trust	MA			549300EON6LPNI7VIP36
MML Barings Unconstrained Income Fund	Series of a MA business trust	MA			5493003NSCR9BZO1UC68
MML Clinton Limited Term Municipal Fund	Series of a MA business trust	MA			254900LLC3WXTAOMNA59
MML Clinton Municipal Credit Opportunities Fund	Series of a MA business trust	MA			254900X4SSL2AGDLOS03
MML Clinton Municipal Fund	Series of a MA business trust	MA			254900B1O2GE3KT32A53

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MML Series Investment Fund
MML Focused Equity Fund	Series of a MA business trust	MA			549300SLRZRGITT1HD33
MML Foreign Fund	Series of a MA business trust	MA			KUU66DUKIL2JQ2M4M983

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MML Income & Growth Fund	Series of a MA business trust	MA			UQWC7R69CJ01IKYBPI08

MML Small/Mid Cap Value Fund	Series of a MA business trust	MA			5493001OCN5BF7GVLF58
MML Sustainable Equity Fund	Series of a MA business trust	MA			34YU5PUBJV2V3T2JOS94
MML VIP Aggressive Allocation Fund	Series of a MA business trust	MA			5493003T8B2GZGNIXN89
MML VIP American Century Mid Cap Value Fund	Series of a MA business trust	MA			OTUI2C89WJJ8N9HWQ618
MML VIP American Century Small Company Value Fund	Series of a MA business trust	MA			549300QHTZT44DQGZI95
MML VIP American Funds 65/35 Allocation Fund	Series of a MA business trust	MA			549300RK1R4479LIXQ81
MML VIP American Funds 80/20 Allocation Fund	Series of a MA business trust	MA			529900F1AEDYF0S4UD15
MML VIP American Funds Growth Fund	Series of a MA business trust	MA			549300HWJPEIS398JS44
MML VIP Balanced Allocation Fund	Series of a MA business trust	MA			54930063OMLROMEWP985
MML VIP BlackRock® Equity Index Fund	Series of a MA business trust	MA			5493001NMT2KO2VY5J10
MML VIP Conservative Allocation Fund	Series of a MA business trust	MA			549300ECGZJZ32K8KC30

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MML VIP Fidelity Institutional AM® Core Plus Bond Fund	Series of a MA business trust	MA			E6C49Z35RNRPSZ4OIX81
MML VIP Growth Allocation Fund	Series of a MA business trust	MA			549300OHEZTGTW6ANP74
MML VIP Invesco Global Fund	Series of a MA business trust	MA			8T9HINFCQAU4P1AO8856
MML VIP Invesco Main Street Equity Fund	Series of a MA business trust	MA			5493004SX3XV4PR5XZ31
MML VIP JPMorgan U.S. Research Enhanced Equity Fund	Series of a MA business trust	MA			4VL5GQK3JZW0G6TX4145
MML VIP Loomis Sayles Large Cap Growth Fund	Series of a MA business trust	MA			5493005JIDUT7TI47C17
MML VIP MFS® International Equity Fund	Series of a MA business trust	MA			549300H6NY8A0TMQJW78
MML VIP Moderate Allocation Fund	Series of a MA business trust	MA			549300K83VW6FJ00TG70
MML VIP T. Rowe Price Blue Chip Growth Fund	Series of a MA business trust	MA			5493005CPH29995E7509
MML VIP T. Rowe Price Equity Income Fund	Series of a MA business trust	MA			549300NLQECK0VBFCG40
MML VIP T. Rowe Price Mid Cap Growth Fund	Series of a MA business trust	MA			5493005302W8XSI8PO73
MML VIP Wellington Small Cap Growth Equity Fund	Series of a MA business trust	MA			HQ4SSOSDU7DRRXL6HW28

Name of Fund	Entity Type	Jurisdiction of Organization	Deposit Account Number	Custody Account Number	Legal Entity Identifier
MML Series Investment Fund II
MML VIP Barings Core Bond Fund	Series of a MA business trust	MA			P1YXM1SSOECE52ITGE86
MML VIP Barings Inflation-Protected and Income Fund	Series of a MA business trust	MA			6GN6GDL3K7U3DFNZ8J62
MML VIP Barings Short-Duration Bond Fund	Series of a MA business trust	MA			XL07OZJZFFLZ255H7071
MML VIP Barings U.S. Government Money Market Fund	Series of a MA business trust	MA			54930080JS98DQHKPB49
MML VIP BlackRock® Balanced Fund	Series of a MA business trust	MA			EDH5O9E8SOUF6NJ80G11
MML VIP BlackRock iShares® 60/40 Allocation Fund	Series of a MA business trust	MA			549300W7UJYWRGTSEC85
MML VIP BlackRock iShares® 80/20 Allocation Fund	Series of a MA business trust	MA			549300BTMU34MTW07Y04
MML VIP Franklin Templeton Equity Fund	Series of a MA business trust	MA			KPVOHPXZ162SHYE9KS12
MML VIP Invesco Discovery Large Cap Fund	Series of a MA business trust	MA			529900LL2CDBFAN0XE70
MML VIP Invesco Discovery Mid Cap Fund	Series of a MA business trust	MA			529900QB98IJ5MDR6C76
MML VIP Invesco Small Cap Equity Fund	Series of a MA business trust	MA			549300SNK5436N5J0M50

State Street Bank and Trust Company		MassMutual Select Funds

By:	/s/ David I. Kim	By:	/s/ Renée Hitchcock
	David I. Kim		Renée Hitchcock
	Managing Director		CFO and Treasurer

MassMutual Premier Funds		MASSMUTUAL ADVANTAGE FundS

By:	/s/ Renée Hitchcock	By:	/s/ Renée Hitchcock
	Renée Hitchcock		Renée Hitchcock
	CFO and Treasurer		CFO and Treasurer

MML Series Investment Fund		MML Series Investment Fund II

By:	/s/ Renée Hitchcock	By:	/s/ Renée Hitchcock
	Renée Hitchcock		Renée Hitchcock
	CFO and Treasurer		CFO and Treasurer